================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      TriNet Corporate Realty Trust, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                      TRINET CORPORATE REALTY TRUST, INC.
                      FOUR EMBARCADERO CENTER, SUITE 3150
                        SAN FRANCISCO, CALIFORNIA 94111

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of TriNet Corporate Realty Trust, Inc. (the "Company") will be held on May 28, 1997 at 9:00 a.m. at the Park Hyatt Hotel, Consortium Room, 333 Battery Street, San Francisco, California, for the following purposes:

  1.To elect two Class I directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.To approve the TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive
Plan;

  3.To ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year; and

  4.To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on March 17, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          A. William Stein
                                          Secretary

San Francisco, California
March 31, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      TRINET CORPORATE REALTY TRUST, INC.
                      FOUR EMBARCADERO CENTER, SUITE 3150
                        SAN FRANCISCO, CALIFORNIA 94111

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1997

                                                                 March 31, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TriNet Corporate Realty Trust, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on May 28, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of two Class I directors of the Company, to approve the TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), to ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 31, 1997. The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 20,271,362 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

  The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class I directors, the approval of the 1997 Stock Plan, the ratification of the Company's auditors and the approval of other matters properly presented at the Annual Meeting for stockholder approval, provided that, with respect to the 1997 Stock Plan, the total number of votes cast on such proposal must represent over 50% in interest of all securities entitled to vote on such proposal. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required. Both abstentions and broker non-votes will be counted in determining the presence of a quorum at the Annual Meeting.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY

EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR APPROVAL OF THE 1997 STOCK PLAN AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

  The Company's 1996 Annual Report, including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this Proxy Statement. The 1996 Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K may be obtained by writing to the Secretary of the Company.

                                  PROPOSAL I

                       ELECTION OF A CLASS OF DIRECTORS

  The Board of Directors of the Company consists of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

  At the Annual Meeting, two Class I directors will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Robert S. Morris and Mark S. Whiting to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

  The following table and biographical descriptions set forth certain information with respect to the two Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1998 and 1999 and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of the Record Date, unless otherwise specified.

                                                         AMOUNT AND
                                                         NATURE OF
                                                         BENEFICIAL
                                               DIRECTOR OWNERSHIP OF  PERCENT
                   NAME                    AGE  SINCE   COMMON STOCK  OF CLASS
                   ----                    --- -------- ------------  --------
CLASS I NOMINEES FOR ELECTION AT 1997
ANNUAL MEETING (TERM TO EXPIRE IN 2000)
Robert S. Morris..........................  42   1993      20,000(1)      *
Mark S. Whiting...........................  40   1993     193,809(2)      *
CLASS II CONTINUING DIRECTORS
 (TERM TO EXPIRE IN 1998)
Robert W. Holman, Jr......................  53   1993     322,862(3)    1.59%
John G. McDonald..........................  59   1993      23,000(1)      *
CLASS III CONTINUING DIRECTORS
 (TERM TO EXPIRE IN 1999)
Willis Andersen, Jr.......................  65   1993      23,082(4)      *
Stephen B. Oresman........................  64   1993      19,000(1)      *
Jay H. Shidler............................  50   1993     340,110(5)    1.68%

--------

 * Less than one percent.

(1) Includes options to purchase up to 18,000 shares of Common Stock, which are currently exercisable.

(2) Includes 1,000 shares held by Mr. Whiting's wife and options to purchase up to 123,750 shares of Common Stock, which are currently exercisable.

(3) Includes 189,735 shares beneficially owned by Mr. Holman which are held by Quantum Group, L.P., an Oregon limited partnership owned by Mr. Holman and his wife, 7,000 shares owned by Mr. Holman's wife, and options to purchase up to 119,000 shares of Common Stock, which are currently exercisable.

(4) Includes options to purchase up to 12,000 shares of Common Stock, which are currently exercisable, and 500 shares owned by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee.

(5) Includes 300,000 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and his wife, 3,300 shares held by the Summer Shidler Irrevocable Trust and options to purchase up to 6,000 shares of Common Stock, which are currently exercisable.

Class I Nominees for Election at 1997 Annual Meeting -- Term to Expire in 2000

  ROBERT S. MORRIS. Mr. Morris became a director of the Company on June 7, 1993. He is the founder and managing partner of Olympus Private Placement Fund, L.P. and Olympus Growth Fund II, L.P. Mr. Morris is currently a Director of Master Protection Holdings, Inc., Mark III Industries and Nebraska Book Company, Inc. Prior to founding Olympus Private Placement Fund, L.P. in 1988, Mr. Morris was Senior Vice President of General Electric Investment Corporation where he established that company's Private Placements division in 1983 and subsequently managed and enlarged the portfolio to over $1.8 billion. From 1977 to 1982, Mr. Morris held management positions in various General Electric manufacturing and financial services businesses.

  MARK S. WHITING. Mr. Whiting has been President of the Company since its formation and has been a director since May 1993. Mr. Whiting became Chief Executive Officer of the Company on May 22, 1996. Prior thereto, Mr. Whiting was the Company's Chief Operating Officer. He joined The Shidler Group in 1987, where he directed its acquisition activities and managed the operation of over 250 commercial properties in 40 states and in Canada. Prior to joining TriNet's predecessor, Holman/Shidler Corporate Capital, Inc. ("HSCC") and The Shidler Group, Mr. Whiting was Manager/Resort Development for Wailea Development Company, Inc. in Hawaii. Prior to that, Mr. Whiting served as a Corporate Financial and Operations Analyst for Alexander & Baldwin, Inc., in Hawaii. Before that, he was a Vice President of Trans-Pacific Realty, Inc., a real estate brokerage and investment firm located in Hawaii. Mr. Whiting holds a Bachelor of Arts degree from Stanford University and an M.B.A. from the Stanford University Graduate School of Business.

Class II Continuing Directors -- Term to Expire in 1998

  ROBERT W. HOLMAN, JR. Mr. Holman was Co-Chairman of the Board of Directors and Chief Executive Officer of the Company from its formation until May 22, 1996, when he became Chairman of the Board. He was a co-founder and the Chairman and Chief Executive Officer of HSCC where he directed the acquisition of over 250 commercial properties in 40 states and in Canada. Prior to joining The Shidler Group and HSCC, Mr. Holman acquired and managed an investment portfolio of real estate and corporate assets in Hawaii. For over 14 years, he managed the U.S. real estate portfolio of Australia's largest merchant bank, Partnership Pacific Bank, owned by Bank of Tokyo, Bank of America and Westpac, and was corporate treasurer and a director of Watkins Pacific, Inc., a public company. He also directed the State of Hawaii's revitalization of the Honolulu waterfront. An Economics graduate of the University of California at Berkeley, Mr. Holman received his M.A. degree in Economics and Planning from Lancaster University in England and was a Loeb Fellow at Harvard University.

  JOHN G. MCDONALD. Professor McDonald became a director of the Company on June 7, 1993. He is a Professor of Finance at the Stanford University Graduate School of Business, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in two broad subject areas, investment management and corporate financial management, both with a global perspective. He currently serves on the Boards of Directors of Scholastic Corporation, Varian Associates, Inc., Investment Company of America, Income Fund of America, Growth Fund of America, New Perspective Fund, EuroPacific Growth Fund, Emerging Markets Growth Fund, Inc. and American Balanced Fund.

Class III Continuing Directors -- Term to Expire in 1999

  WILLIS ANDERSEN, JR., CRE. Mr. Andersen became a director of the Company on June 7, 1993. He is a real estate and real estate investment trust ("REIT") industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly traded real estate companies, focusing specifically on REITs. Mr. Andersen's real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., both New York Stock Exchange ("NYSE") listed REITs; and Bedford Properties, Inc., a commercial property investment and development firm. He is an active member of the American Society of Real Estate Counselors and the National Association of Real Estate Investment Trusts, Inc.("NAREIT"), and is a former Governor and past President (1980-81) of NAREIT.

  STEPHEN B. ORESMAN. Mr. Oresman became a director of the Company on June 7, 1993. He has been the owner and President of Saltash, Ltd., a management consulting firm, since 1991. He was a partner and Vice President of The Canaan Group consulting firm from 1988 to 1991. Mr. Oresman's early career included 10 years in the manufacturing sector, first with Bausch & Lomb, Inc. in Rochester, New York, and later with Interlake Steel Corp. in Chicago. Subsequently, Mr. Oresman joined Booz Allen & Hamilton Inc., where he spent 19 years, including 10 years as managing officer of the firm's Eastern Region and five years as Chairman of

Booz Allen & Hamilton International, guiding the firm's activities outside of the U.S. Mr. Oresman later joined the advertising agency BBDO International, as President of the firm's independent marketing companies. Mr. Oresman is a member of the Boards of Directors of Cleveland Cliffs, Inc., Gryphon Pharmaceuticals, Inc. and Technology Solutions Company. Mr. Oresman is a graduate of Amherst College and the Harvard Business School.

  JAY H. SHIDLER. Mr. Shidler has been a member of the Board of Directors since the formation of the Company and was Co-Chairman until May 1996. He is the founder and Managing Partner of The Shidler Group and was a co-founder of HSCC and in these capacities has been responsible for the overall investment strategies and policies of these entities. A nationally acknowledged innovator in the field of real estate investment, Mr. Shidler has over 25 years of experience in real estate investment and has acquired and managed properties involving over $3 billion in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 500 properties in 40 states and in Canada. Mr. Shidler holds a Bachelor's degree in Business Administration from the University of Hawaii. Mr. Shidler is co-founder and Chairman of the Board of First Industrial Realty Trust, a NYSE listed REIT. He also serves on the Boards of Directors of several private companies and is active as a trustee of several charitable and cultural organizations.

Executive Officers Who Are Not Directors

  A. WILLIAM STEIN. Mr. Stein, 43, has been Executive Vice President and Chief Financial Officer of the Company since April 1996. He is responsible for the Company's financial management and policies, compliance, credit policy, human resources and general administration. Mr. Stein also serves as the Company's Secretary. Between October 1995 and April 1996, Mr. Stein was Senior Vice President, Capital Markets of the Company. Prior to joining TriNet, Mr. Stein held a number of positions with Westinghouse Electric Corporation in Pittsburgh, Pennsylvania, including Assistant Treasurer and Director-Banking. In addition, Mr. Stein was a Vice President at Westinghouse Financial Services, with responsibilities for structured finance, capital markets and real estate sale/leaseback investments. Previously, he was Treasurer of Duquesne Light Company in Pittsburgh and practiced law both as a securities and finance lawyer and as a trial lawyer. Mr. Stein holds a Bachelor of Arts degree in Classics from Princeton University, a J.D. from the University of Pittsburgh and an M.S. in Industrial Administration from Carnegie Mellon University. Mr. Stein is a member of the Pennsylvania Bar and the Florida Bar.

  GARY P. LYON. Mr. Lyon, 36, has been Executive Vice President and Chief Acquisitions Officer of the Company since April 1996. Mr. Lyon's responsibilities include directing all of the Company's real estate acquisition functions. Between June 1993 and April 1996, Mr. Lyon served as a Senior Vice President of the Company with responsibility for acquisitions within the Midwest and the Northeast. Prior to joining the Company, Mr. Lyon worked for TriNet's predecessor, HSCC, where he had similar acquisition responsibilities. Prior to joining The Shidler Group and HSCC, Mr. Lyon worked for J.P. Morgan & Co., Inc. and Goldman, Sachs & Co. Mr. Lyon received his Bachelor of Arts degree in Economics from Duke University and his M.B.A. in International Business from The Wharton School.

  JO ANN CHITTY. Ms. Chitty, 36, has been Senior Vice President, Asset Management of the Company since its formation. She is responsible for asset management functions, including property dispositions, lease compliance and acquisition underwriting. Prior to her employment with the Company, Ms. Chitty was the Vice President, Asset Management for HSCC. Ms. Chitty holds her M.B.A. from Jacksonville University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

  The Company is managed by a seven member Board of Directors, five of whom are independent of the Company's management. Pursuant to the terms of the Company's Articles of Incorporation, the directors are divided into three classes. Class I directors hold office for a term expiring at the Annual Meeting. Class II directors hold office for a term expiring at the annual meeting of stockholders to be held in 1998. Class III directors hold office for a term expiring at the annual meeting of stockholders to be held in 1999. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

  The Board of Directors held four formal meetings during fiscal year 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member.

  The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

  Audit Committee. The Audit Committee, which consists of Messrs. Andersen, McDonald (Chairman) and Shidler, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met formally three times in 1996.

  Compensation Committee. The Compensation Committee, which consists of Messrs. Morris and Oresman (Chairman), makes recommendations to the Board of Directors and approves matters, subject to ratification by the Board of Directors, relating to compensation of the Company's officers and directors, including incentive compensation and benefit plans. The Compensation Committee administers the TriNet Corporate Realty Trust, Inc. Amended and Restated 1993 Stock Incentive Plan (the "1993 Stock Plan") and the TriNet Corporate Realty Trust, Inc. 1995 Stock Incentive Plan (the "1995 Stock Plan"), and determines awards under the 1993 Stock Plan and the 1995 Stock Plan to participants. Upon approval of the 1997 Stock Plan by stockholders, the Compensation Committee will administer the 1997 Stock Plan. The Compensation Committee also administers and has authority to grant awards under the TriNet Corporate Realty Trust, Inc. 1993-1994 Performance-Based Management Incentive Plan (the "Incentive Plan"). The Compensation Committee met formally six times in 1996 and discussed compensation matters at regular Board of Directors meetings.

  Investment Committee. The Investment Committee, which consists of Messrs. Andersen (Chairman), Holman and Shidler, considers and acts upon proposed acquisitions and dispositions of properties by the Company. The Investment Committee was formed in 1996 and has the authority to approve transactions that are valued at less than $25 million and makes recommendations to the Board of Directors with respect to transactions that are valued at $25 million or more. The Investment Committee met formally five times in 1996.

  Nominating Committee. The Nominating Committee, which consists of Messrs. Andersen, McDonald, Morris (Chairman) and Oresman, is responsible for recommending to the stockholders and the Board of Directors individuals to serve as directors and officers of the Company, when called upon to do so by the Board of

Directors. The Board of Directors did not call upon the Nominating Committee to make recommendations in 1996 and, therefore, the Nominating Committee did not meet in 1996. The Nominating Committee will consider nominees recommended by stockholders for election as directors if such recommendations are made in accordance with the procedures described below under "OTHER MATTERS-- Stockholder Proposals."

DIRECTOR COMPENSATION

  Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company ("Independent Directors") each receive an annual director's fee of $16,000. Each Independent Director also receives $1,000 for each regular quarterly meeting of the Board of Directors attended and $1,000 for each special meeting of the Board attended and for each special telephonic Board meeting participated in. Committee chairmen receive $1,000 for each committee meeting attended and other committee members receive $500 for each committee meeting attended. Under the 1995 Stock Plan, following each annual meeting of stockholders, each of the Company's Independent Directors has received an option to purchase 6,000 shares of Common Stock at the market price of the shares on the date of grant. Upon approval of the 1997 Stock Plan by the stockholders, the Board of Directors will amend the 1995 Stock Plan to delete this provision for automatic grants of stock options to Independent Directors. The proposed 1997 Stock Plan includes a provision for the automatic grant of stock options, or stock options which are paired with dividend equivalent rights, in amounts which would be variable each year, depending on the Company's overall performance (see "PROPOSAL II--APPROVAL OF 1997 STOCK PLAN," below). All options granted to Independent Directors under the 1993 Stock Plan, the 1995 Stock Plan and, subject to approval of the plan by stockholders, the 1997 Stock Plan vest one year after the date of grant.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the fiscal years ended December 31, 1996, 1995 and 1994 to the persons who served as the Company's Chief Executive Officer during the year and each of the other named executive officers.

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                               ANNUAL      COMPENSATION
                                            COMPENSATION      AWARDS
                                           --------------- ------------
                                                              SHARES        ALL
                                                            UNDERLYING     OTHER
    NAME AND PRINCIPAL                     SALARY   BONUS    OPTIONS    COMPENSATION
         POSITION                  YEAR      ($)     ($)       (#)          ($)
    ------------------             ----    ------- ------- ------------ ------------
Robert W. Holman, Jr.(1).........  1996    175,000 100,000    36,000       4,750(2)
Chairman                           1995    162,500 150,000    56,000       4,620(2)
                                   1994    150,000 180,000    60,000       3,750(2)
Mark S. Whiting(1)...............  1996    262,500 450,000    70,000       4,750(2)(3)
President and Chief                1995    225,000 270,000    75,000       4,620(2)
Executive Officer                  1994    175,000 325,000    60,000       4,620(2)

A. William Stein.................  1996    162,500 240,000    50,000       4,750(2)(3)
Executive Vice President           1995(4)  36,635  25,000    30,000          --
and Chief Financial Officer

Gary P. Lyon ....................  1996    143,750 310,000    40,000       4,750(2)(3)
Executive Vice President           1995    112,500 210,000    18,000       4,620(2)
and Chief Acquisitions Officer     1994     92,500 145,000    24,000       4,620(2)

Jo Ann Chitty....................  1996    105,000 135,000    25,000       4,750(2)(3)
Senior Vice President,             1995     83,260  95,000    16,000       4,620(2)
Asset Management                   1994     68,920 100,000    16,000       1,790(2)

--------
(1) Mr. Holman served as Chief Executive Officer of the Company until May 1996. Mr. Whiting, who previously served as President and Chief Operating Officer, was named President and Chief Executive Officer in May 1996.

(2) Amounts shown include contributions made by the Company to the named executive officer's account under the Company's Savings and Retirement Plan.

(3) Messrs. Whiting, Stein and Lyon and Ms. Chitty also recognized taxable income attributable to a discounted purchase price at which each individual purchased shares in March 1997 under the Company's Management Stock Purchase Program (see "Report of the Compensation Committee--Stock Plan Awards"), in the amounts of $30,713 for Mr. Whiting, $26,665 for Mr. Stein, $29,006 for Mr Lyon and $2,361 for Ms. Chitty.

(4) Mr. Stein's 1995 compensation represents compensation received for the period from October 1995, when Mr. Stein joined the Company as an employee, through December 1995.

  Option Grants in Fiscal Year 1996. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1996 to persons who served as the Company's Chief Executive Officer during the year and each of the other named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                       ANNUAL RATES OF STOCK
                                                                      PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                 OPTION TERM(2)
                         -------------------------------------------------------------------
                         NUMBER OF   PERCENT OF
                           SHARES   TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS     EMPLOYEES   EXERCISE OR
                         GRANTED(1)   IN FISCAL   BASE PRICE  EXPIRATION
          NAME              (#)         YEAR        ($/SH)       DATE       5%($)      10%($)
          ----           ---------- ------------- ----------- ---------- ----------- -----------
Robert W. Holman, Jr....   36,000       13.8%        28.25     6/1/2006      639,586   1,620,836
Mark S. Whiting.........   70,000       26.9%        28.25     6/1/2006    1,243,639   3,151,626
A. William Stein........   50,000       19.2%        28.25     6/1/2006      888,314   2,251,161
Gary P. Lyon............   40,000       15.4%        28.25     6/1/2006      710,651   1,800,929
Jo Ann Chitty...........   25,000        9.6%        28.25     6/1/2006      444,157   1,125,581

--------

(1) These options will vest in four equal installments on June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000.

(2) The dollar amounts in these columns are the result of calculations at the assumed annual rates of appreciation of 5% and 10% over the 10 year term of the options and are not intended to forecast actual future appreciation, if any, in the price of the Company's Common Stock. The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

  Option Exercises and Year-End Holdings. The following table sets forth stock options exercised during fiscal year 1996 and the value of options held on December 31, 1996 by the persons who served as the Company's Chief Executive Officer during the year and each of the other named executive officers.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                    AND FISCAL YEAR-END 1996 OPTION VALUES

                                                                       VALUE OF
                                                 NUMBER OF            UNEXERCISED
                                           SECURITIES UNDERLYING IN-THE-MONEY OPTIONS
                                            UNEXERCISED OPTIONS     AT FISCAL YEAR-
                                           AT FISCALYEAR-END (#)        END ($)
                                           --------------------- ---------------------
                          SHARES
                         ACQUIRED
                            ON     VALUE
                         EXERCISE REALIZED     EXERCISABLE/          EXERCISABLE/
          NAME             (#)      ($)        UNEXERCISABLE         UNEXERCISABLE
          ----           -------- -------- --------------------- ---------------------
Robert W. Holman, Jr....    0        0       119,000 / 108,000   1,091,000 /   725,250
Mark S. Whiting.........    0        0       123,750 / 156,250   1,127,813 / 1,082,188
A. William Stein........    0        0         7,500 /  72,500      53,438 /   522,813
Gary P. Lyon............    0        0        39,833 /  65,500     352,871 /   450,125
Jo Ann Chitty...........  20,000  198,175     12,000 /  45,000      68,000 /   311,250

STOCK PERFORMANCE GRAPH

  The following graph provides a comparison of the cumulative total stockholder return for the period from the Company's initial public offering in June 1993 through December 31, 1996 (assuming reinvestment of any dividends) among the Company, the Standard & Poor's ("S&P") 500 Index and the NAREIT Total Return Equity Index (the "NAREIT Equity Index"), an industry index of 166 REITs (including the Company). The NAREIT Equity Index includes REITs with 75% or more of their gross invested book assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Equity Index. The historical information set forth below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG NAREIT EQUITY INDEX
                           S&P 500 INDEX AND TRINET

                       [PERFORMANCE GRAPH APPEARS HERE]


                             NAREIT            S&P
Measurement Period           EQUITY INDEX      500 INDEX    TRINET
---------------------        ---------------   ---------    ----------
Measurement Pt-05/28/1993    $100.00           $100.00      $100.00
12/31/1993                   $104.45           $105.27      $121.48
06/30/1994                   $109.99           $101.70      $129.34
12/31/1994                   $107.76           $106.66      $139.78
06/30/1995                   $113.90           $128.22      $139.84
12/31/1995                   $124.21           $146.74      $142.23
06/30/1996                   $132.68           $161.54      $157.86
12/31/1996                   $168.01           $180.29      $200.69

REPORT OF THE COMPENSATION COMMITTEE

  Objectives of Executive Compensation. The Company has adopted a compensation structure that is designed to attract and retain experienced and highly motivated officers who will contribute to the Company's growth and profitability. The Company combines competitive base salaries with performance-based cash bonuses and equity awards to reward its officers and employees for exceptional performance and to align their interests with those of the Company's stockholders.

  The Company's compensation program has three principal elements: base salary, performance incentive bonuses under the Incentive Plan, and awards under the 1993 Stock Plan, the 1995 Stock Plan and, upon approval of the plan by stockholders, the 1997 Stock Plan.

  Base Salary. The Company establishes base salary levels for its key executives relative to base salary levels for key executives of comparable REITs. For compensation comparison purposes, the Company, with the assistance of its independent compensation consultants, used a peer group consisting of 44 comparable REITs. The REITs included in this group were selected taking into consideration, among other factors, each REIT's investment strategy, type of real estate owned, market capitalization and number of years in operation.

  Performance Incentive Bonuses. Under the Company's Incentive Plan, the Company's Compensation Committee, which is composed of the two non-employee directors whose names appear below this report, determines cash bonuses to executive officers and certain other members of management for the achievement of specified, pre-established, annual performance goals for the Company and the individual. The Incentive Plan rewards executives for their performance during the past fiscal year based on quantitative measures of enhanced stockholder value, such as per share increases in Funds from Operations ("FFO") and the total annual return to stockholders, as well as officer-specific performance objectives, such as the quantity and quality (e.g., credit of tenants and lease terms) of property acquisitions structured and completed, contributions to capital markets activities and results, property management activities involving lease extensions and/or asset dispositions, and organizational development and personnel administration. The Company establishes performance objectives which would rank the Company as a top performer in the selected REIT peer group and targets total officer compensation to be at approximately the 85th percentile of the selected peer group if such performance objectives are met.

  Stock Plan Awards. Under the 1993 Stock Plan and 1995 Stock Plan, the Company may grant awards of stock options, restricted shares and performance shares. Stock options granted under the 1993 Stock Plan and 1995 Stock Plan are designed to provide long-term performance incentives and rewards tied to the price of the Company's Common Stock and, generally, will vest over a period of three to five years. Stock options are granted in accordance with the same performance criteria established for granting incentive bonuses under the Incentive Plan and in accordance with the expected long-term contribution of each executive. Because the value of stock options is directly tied to appreciation in the price of the Company's Common Stock, the Compensation Committee views stock options as a means of aligning management and stockholder interests and expanding management's long-term perspective. In considering stock option awards, the Board of Directors has established guidelines that limit the total number of options which are granted and unexercised to no more than 10% of the Company's total outstanding shares of Common Stock. While there is no intention to regularly award any specific number of options in the future, since this will be determined by individual executive and overall Company performance, the purpose of these guidelines is to establish a limit on potential stockholder dilution. On the Record Date, the number of options which were granted and unexercised equaled 4.46% of the Company's total outstanding shares of Common Stock.

  In addition, the Board of Directors has approved a Management Stock Purchase Program ("MSPP") under the 1995 Stock Plan pursuant to which the Company's officers may elect to purchase shares of Common Stock at a price equal to 90% of the market price of the shares on the date performance incentive bonus awards are announced. Purchases are subject to a limit equal to the amount of annual salary or incentive bonus, whichever is greater. The 10% discount is considered reasonable (a) in view of the transaction costs which would ordinarily be incurred by the Company in issuing shares and (b) in order to accomplish the intended purpose of motivating officers to purchase shares. The amount of the discount in the purchase price is included in the officer's taxable income in the year in which the incentive bonus is paid. The MSPP was available to the Company's officers when 1996 incentive bonuses were awared in March 1997. At the same time that the MSPP was approved, the Board of Directors established Stock Ownership Guidelines (the "Guidelines") for its officers designed to encourage the acquisition and retention of significant amounts of Common Stock by management. The Guidelines are expressed as a multiple of the officer's base salary and range from five times salary for the Chief Executive Officer to one times salary for Vice Presidents. Under the Guidelines, officers have a period of five years in which to achieve ownership of Common Stock in accordance with the Guideline amounts.

  Compensation Committee Procedures. The Compensation Committee administers the Company's executive compensation program. Generally, the Compensation Committee will meet at the beginning of each year, after the audited financial statements become available, to determine performance targets for the current year and performance incentive bonuses for the preceding year. Base salaries and stock plan awards are typically evaluated and determined at a mid-year meeting of the Compensation Committee. The Compensation Committee also meets during the year to evaluate actual performance relative to established performance targets.

  Compensation of the Chairman and the Chief Executive Officer. The Company's financial performance is one of the principal determinants in the overall compensation package of the Chairman and the Chief Executive Officer. The Compensation Committee considers the Company's earnings and FFO, and the per share growth thereof, to be among the important performance factors in setting compensation for Messrs. Holman and Whiting. During 1996, FFO per share increased by 9.9%, while total FFO increased from approximately $30.6 million to approximately $41.5 million, or 35.6%. During 1996, total annual return to stockholders (assuming reinvestment of dividends) was 41.1%, which exceeded the Company's objectives relative to both the S&P 500 and the NAREIT Equity Index as of December 31, 1996. Along with the Company's corporate performance, the Compensation Committee also considered factors such as Mr. Holman's and Mr. Whiting's contributions in connection with the volume and quality of Company's completed acquisitions; the Company's successful capital markets activities, including obtaining investment grade corporate ratings for the Company, issuing $150 million of unsecured debt and $82.5 million of preferred stock, and lowering the borrowing rates on the Company's $200 million revolving credit facility; the Company's completed property dispositions and repositioning of the Company's portfolio of properties by selling 35 of the Company's 39 retail properties at a profit of approximately $6.2 million; and the reorganization of the Company's senior management team, including recruitment of key new executives.

  The Compensation Committee believes that the base salary rates paid to Messrs. Holman and Whiting are consistent with REIT industry practices for Chairmen and/or Chief Executive Officers, and that Mr. Holman's and Mr. Whiting's aggregate compensation, including incentive compensation, is consistent with the Company's performance and each executive's contribution to such performance. In recognition of the Company's achievements described above, the Compensation Committee approved Mr. Holman's and Mr. Whiting's performance incentive bonuses for the Company's fiscal year 1996 under the Incentive Plan. Mr. Holman's bonus relates to his service and contributions to the Company during the portion of the year he served as Chief Executive Officer.

  Compensation of Other Officers. The Company uses several additional performance factors in determining the compensation of the Company's other senior officers. Each senior officer's compensation is based upon the achievement of specific individual goals and the overall Company performance goals. All cash incentive bonuses paid to senior officers were determined by guidelines established under the Incentive Plan. The incentive bonus award for Mr. Stein was based on overall Company performance measures and on his contribution to capital markets activities, which included obtaining investment grade corporate ratings for the Company, raising additional debt and equity capital, and lowering the borrowing rates on the Company's $200 million revolving credit facility. Mr. Lyon received a bonus based predominantly on factors relating to the Company's completed property acquisitions, such as the quality and quantity of property acquisitions, lease terms and tenant credit, as well as overall Company performance. Ms. Chitty's bonus was based predominantly on factors relating to her contribution to asset management matters, lease compliance, acquisition underwriting, completed property dispositions, as well as the Company's overall performance. For all executive officers, the Compensation Committee has relied upon stock options as the long-term incentive component of the compensation mix. Subject to the approval of the 1997 Stock Plan by stockholders, other forms of long-term incentive awards may be granted in conjunction with stock options. The Compensation Committee determines incentive awards, including option grants, based on each officer's annual performance and a review of that individual's overall compensation mix relative to industry comparables. The Compensation Committee determines appropriate incentive awards that will best reward the executive officers for individual and Company performance and align their long-term interests with the Company's stockholders. As mentioned, the Compensation Committee also considered the total number of outstanding and unexercised stock options as a percentage of total shares outstanding as a framework for awarding additional options.

  The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. The Company did not pay any compensation during 1996 that is not deductible on the Company's tax return by virtue of Section 162(m) of the Code.

 Submitted by the Compensation Committee:

Stephen B. Oresman (Chairman)     Robert S. Morris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Morris and Oresman, neither of whom has served as an officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following tables present information as to the beneficial owernship of Common Stock by (a) persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1996, based on filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) all of the directors and executive officers of the Company as of the Record Date, based on representations of directors and officers of the Company.

Security Ownership of Certain Beneficial Owners

                                                          NUMBER OF
                                                          SHARES OF
                                                        COMMON STOCK
                                                        BENEFICIALLY  PERCENT OF
NAME AND BUSINESS ADDRESS                                   OWNED       CLASS
  OF BENEFICIAL OWNER                                    (12/31/96)   (12/31/96)
-------------------------                               ------------- ----------
Smith Barney Mutual Funds Management...................     982,800      7.1%
  Inc.("MFM")(1)
  388 Greenwich Street
  New York, NY 10013
Smith Barney Inc. ("SB") (1)...........................   1,250,733      9.0%
  388 Greenwich Street
  New York, NY 10013

--------
(1) According to information reported on Schedule 13G filed January 10, 1997, Smith Barney Holdings, Inc. ("SB Holdings") is the sole shareholder of MFM and the sole common stockholder of SB, and Travelers Group Inc. ("TRV") is the sole stockholder of SB Holdings. SB Holdings and TRV have reported that they have shared voting power and shared dispositive power with respect to the shares set forth above.

Security Ownership of Directors and Executive Officers

                                                         NUMBER OF
                                                         SHARES OF
                                                        COMMON STOCK
                                                        BENEFICIALLY    PERCENT
                                                           OWNED       OF CLASS
NAME OF BENEFICIAL OWNER                                 (3/17/97)     (3/17/97)
------------------------                                ------------   ---------
Robert W. Holman, Jr...................................    322,862(1)    1.59%
Mark S. Whiting........................................    193,809(2)      *
A. William Stein.......................................     20,314(3)      *
Gary P. Lyon...........................................     74,833(4)      *
Jo Ann Chitty..........................................     15,100(5)      *
Willis Andersen, Jr....................................     23,082(6)      *
John G. McDonald.......................................     23,000(7)      *
Robert S. Morris.......................................     20,000(7)      *
Stephen B. Oresman.....................................     19,000(7)      *
Jay H. Shidler.........................................    340,110(8)    1.68%
                                                         ---------       ----
All directors and executive officers as a group
  (ten persons)........................................  1,052,110(9)    5.19%

--------

*  Less than one percent.

(1) Includes 189,735 shares beneficially owned by Mr. Holman which are held by Quantum Group, L.P., an Oregon limited partnership owned by Mr. Holman and his wife, 7,000 shares owned by Mr. Holman's wife, and options to purchase up to 119,000 shares of Common Stock, which are currently exercisable.

(2) Includes 1,000 shares held by Mr. Whiting's wife and options to purchase up to 123,750 shares of Common Stock, which are currently exercisable.

(3) Includes options to purchase up to 7,500 shares of Common Stock, which are currently exercisable.

(4) Includes options to purchase up to 39,833 shares of Common Stock, which are currently exercisable.

(5) Includes options to purchase up to 12,000 shares of Common Stock, which are currently exercisable.

(6) Includes options to purchase up to 12,000 shares of Common Stock, which are currently exercisable, and 500 shares owned by the Madeleine M. Andersen Trust, of which Mr. Andersen is a trustee.

(7) Includes options to purchase up to 18,000 shares of Common Stock, which are currently exercisable.

(8) Includes 300,000 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and his wife, 3,300 shares held by the Summer Shidler Irrevocable Trust and options to purchase up to 6,000 shares of Common Stock, which are currently exercisable.

(9) Includes options to purchase up to 374,083 shares of Common Stock, which are currently exercisable.

CERTAIN TRANSACTIONS WITH MANAGEMENT

  Management employees purchasing shares under the MSPP may elect not to have the Company withhold cash from their performance incentive bonuses to cover tax withholding obligations, and employees who make such an election are obligated to reimburse the Company promptly in the full amount of such tax obligations plus interest at an annual rate of 5%. With respect to performance incentive bonuses paid for 1996, the Company made advances for tax withholding obligations on behalf of Messrs. Whiting, Lyon and Stein in March 1997 which were repaid in full with interest within 30 days, in the amounts of $108,876, $96,366 and $96,302, respectively, in connection with their purchase of shares under the MSPP.

  In connection with the relocation of A. William Stein, the Company's Executive Vice President and Chief Financial Officer, from Sewickley, PA to the Company's San Francisco headquarters, in June 1996 the Company purchased Mr. Stein's residence from him for a purchase price of $465,000. The purchase price was equal to the fair market value of the property as established by an independent appraisal performed by Owen Appraisal Service, Carnegie, PA.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Directors, executive officers and greater than 10% stockholders are required by applicable Securities and Exchange Commission regulations to furnish the Company with copies of all reports filed by such persons pursuant to Section 16(a) of the Exchange Act and the rule and regulations promulgated thereunder. To the Company's knowledge, based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with, except that by letter dated March 31, 1997 Gary P. Lyon filed an amended initial statement of beneficial ownership of securities to report ownership of certain stock options issued to him concurrently with the Company's initial public offering in 1993, and by letter dated December 9, 1996 Jo Ann Chitty filed a statement of changes in beneficial ownership of securities to report ownership of certain stock options issued to her concurrently with the Company's initial public offering in 1993.

                                  PROPOSAL II

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

  The Company uses stock incentive awards as an important part of the overall compensation structure for its directors, officers and employees. As explained more fully in the section captioned "Report of the Compensation Committee" above, the Board of Directors and the Compensation Committee have used equity-based incentives to attract, retain and motivate high-quality personnel for the Company. The Board of Directors has voted, subject to the approval of the stockholders, to adopt the 1997 Stock Plan in order to complement the Company's existing incentive plans and to increase the variety of stock incentive awards that may be granted.

  As described in greater detail below under "Summary of the 1997 Stock Plan," the principal new feature included in the 1997 Stock Plan is the authorization to grant dividend equivalent rights ("DERs"), which the Company intends to grant in conjunction with stock option grants. DERs entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of the Company's Common Stock. As a form of long-term incentive compensation, DERs are especially useful to a REIT which, under the REIT requirements of the Code, distributes most of its earnings to stockholders in the form of dividends. The Company believes that stock options capture only the portion of total stockholder return reflected in increased stock prices. DERs, when granted in tandem with stock options, provide better alignment between management incentives and total stockholder return by giving management employees of the Company the opportunity to share in the value created through dividend payments as well as stock price growth. It is expected that, when DERs are granted in tandem with stock options, the options granted will be for smaller amounts of shares. It is also expected that the terms and vesting periods for DERs will be shorter than for stock options, to encourage the exercise of the related stock options.

  As discussed above under the "Report of the Compensation Committee," the Board of Directors has established guidelines that limit the number of options granted and unexercised under the Company's Stock Plans to no more than 10% of the Company's total outstanding shares of Common Stock. It is the intention of the Board of Directors in approving the 1997 Stock Plan not to increase the amount, but rather the mix, of individual awards that may be granted under the Company's Stock Plans.

  Currently, a total of 729,500 shares of Common Stock are available for grants of awards under the Company's 1993 Stock Plan and 1995 Stock Plan. Subject to stockholder approval, the total number of shares of Common Stock that will be available under the 1997 Plan will be 800,000 shares (which may be adjusted for stock splits, stock dividends and similar events). On March 27, 1997, the closing price of the Common Stock, as reported by the NYSE, was $33.25. The shares issued by the Company under the 1997 Stock Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 1997 Stock Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

RECOMMENDATION

  The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling directors, officers and other employees of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 1997 Stock Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

  It is the intention of the Board of Directors that awards under the 1997 Stock Plan will be determined in accordance with performance measures, targets and guidelines similar to those established for granting incentive bonuses under the Company's Incentive Plan, as set forth under the "Report of the Compensation Committee" described above, and in accordance with the expected long-term contribution of each executive.

  The Board of Directors believes that the proposed 1997 Stock Plan, which provides for a greater range of stock-based incentive awards and permits greater flexibility in the terms of such awards than the existing 1993 Stock Plan and 1995 Stock Plan, will help the Company to achieve its goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 1997 Stock Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 1997 Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1997 STOCK PLAN BE APPROVED AND, THEREFORE, RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1997 STOCK PLAN

  The following description of the 1997 Stock Plan is intended to be a summary only. The full text of the 1997 Stock Plan is being filed with the Securities and Exchange Commission and may be obtained by writing to the Secretary of the Company.

  Awards under the 1997 Stock Plan. The 1997 Stock Plan provides for the granting of awards in the form of DERs, performance shares, restricted stock, unrestricted stock and stock options. The total number of shares of the Company's Common Stock which may be the subject of awards under the 1997 Stock Plan is 800,000 shares.

  Dividend Equivalent Rights. DERs may be granted to directors, officers and other employees which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. The Company intends to grant DERs in tandem with a stock option award. DERs which are credited under the 1997 Stock Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock. DERs may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award. It is intended that DERs will have shorter terms and shorter vesting periods than stock options.

  Performance Share Awards. Performance share awards may be granted to directors, officers and other employees, entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Compensation Committee shall determine ("Performance Share Award").

  Restricted Stock. Shares of Common Stock may be awarded to directors, officers and other employees subject to such conditions and restrictions as the Compensation Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price of shares of Restricted Stock will be determined by the Compensation Committee. If the performance goals and other restrictions are not attained and/or employment is terminated, the employees will forfeit their awards of Restricted Stock.

  Unrestricted Stock. Under the 1997 Stock Plan shares may be awarded (for a purchase price determined by the Compensation Committee, but in no event less than 90% of fair market value on the date of grant) which are free from any restrictions ("Unrestricted Stock"). Unrestricted Stock is typically intended to be used in connection with purchases of shares under the MSPP.

  Stock Options. The 1997 Stock Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Compensation Committee, and the Board of Directors intends that the exercise price will not be less than 100% of the fair market value of the Common Stock on the date of grant.

  The term of each option will be fixed by the Compensation Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1997 Stock Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by delivery of shares of Common Stock already owned by the optionee. At the discretion of the Compensation Committee, stock options granted under the 1997 Stock Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date of grant) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  Stock Options Granted to Independent Directors. In order to better align compensation of the Board of Directors with Company performance, the number of options awarded to Independent Directors each year will vary depending on the performance of the Company. Under the 1997 Stock Plan, an Independent Director who is serving as a Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1997 Annual Meeting, will automatically be granted on such day Non-Qualified Options to acquire a fixed number of shares of Common Stock within a range determined by the Board of Directors, which would typically be expected to be between 4,000 and 8,000 shares. If the option is granted in tandem with a DER, the number of shares granted would be smaller than it would be otherwise. The specific number of shares within the range will be determined by the Board of Directors based upon the Company's overall performance during the preceding year and, once determined, will apply to all Independent Directors in that year. The exercise price of each such award is the fair market value of the Common Stock on the date of grant. Such award may not be exercised before the first anniversary of the date of grant, except in the case of death or disability. Upon approval of the 1997 Stock Plan by stockholders, the Board of Directors will amend the 1995 Stock Plan to delete the provision whereby each Independent Director is automatically granted each year options to purchase 6,000 shares of Common Stock.

  Plan Administration; Eligibility. The 1997 Stock Plan provides that it will be administered by the Compensation Committee. All members of the Compensation Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as that term is defined in Section 162 of the Code and the regulations promulgated thereunder.

  The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1997 Stock Plan. The Compensation Committee may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Compensation Committee may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

  Persons eligible to participate in the 1997 Stock Plan will be those directors, officers and other employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Compensation Committee.

  Adjustments for Stock Dividends, Mergers, Etc. The 1997 Stock Plan authorizes the Compensation Committee to make appropriate adjustments in the authorized shares under the 1997 Stock Plan and in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Compensation Committee, in its discretion, may provide for substitution or adjustments of outstanding options and DERs.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1997 Stock Plan, and the Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 1997 Stock Plan shall be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

  Change of Control Provisions. The 1997 Stock Plan provides that in the event of a "Change of Control" (as defined in the 1997 Stock Plan) of the Company, all stock options shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

EFFECTIVE DATE OF 1997 STOCK PLAN

  The 1997 Stock Plan will become effective upon the affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting, provided that the number of votes cast represents over 50% in interest of all securities entitled to vote thereon. For purposes of the vote on the 1997 Stock Plan, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required.

BENEFITS UNDER THE 1997 STOCK PLAN

  The future benefits that will be granted under the 1997 Stock Plan cannot be determined at this time, as such grants are subject to the discretion of the Compensation Committee (or the Board of Directors in the case of Non-Qualified Stock Options granted to Independent Directors).

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of awards granted under the 1997 Stock Plan. It does not describe all Federal tax consequences under the 1997 Stock Plan, nor does it describe state or local tax consequences.

  Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

  Non-Qualified Options. There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

  Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

  Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's Federal tax deduction for certain awards under the 1997 Stock Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year. The Company did not pay any compensation during 1996 that is not deductible on the Company's tax return by virtue of Section 162(m) of the Code.

                                 PROPOSAL III

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The accounting firm of Coopers & Lybrand L.L.P. has served as the Company's independent auditors since the Company's formation in March 1993. On February 24, 1997, the Board of Directors voted to appoint Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. The Board of Directors recommends the ratification of this selection. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

  The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

  For a proposal of a stockholder to be presented at next year's 1998 annual meeting of stockholders of the Company, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, it must be received at the principal executive offices of the Company on or before March 14, 1998, unless the 1998 annual meeting of stockholders is scheduled to take place before May 21, 1998. If the 1998 annual meeting is scheduled to take place before May 21, 1998, the required date for submitting a stockholder proposal is determined in accordance with the Company's Bylaws, described below. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"). However, in the event that the annual meeting is scheduled to be held more than seven calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not later than 75 days prior to such scheduled meeting date (if the Company has given 75 days prior notice or public disclosure of the scheduled date) or 20 calendar days after the earlier of the date on which notice of the meeting was mailed or the date on which public disclosure is made (if the Company has not given 75 days prior notice or public disclosure of the scheduled date). Any such proposal should be mailed to: TriNet Corporate Realty Trust, Inc., Four Embarcadero Center, Suite 3150, San Francisco, California 94111, Attn: Secretary.

  A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for next year's 1998 annual meeting of stockholders must be received by the Company by December 1, 1997. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: TriNet Corporate Realty Trust, Inc., Four Embarcadero Center, Suite 3150, San Francisco, California 94111, Attn:
Secretary.

OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                      TRINET CORPORATE REALTY TRUST, INC.

                           1997 STOCK INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the Directors, officers and other key employees of TriNet Corporate Realty Trust, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a propriety interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth:

        "Act" means the Securities Exchange Act of 1934, as amended.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

        "Board" means the Board of Directors of the Company.

        "Change of Control" is defined in Section 15.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Committee of the Board referred to in Section 2.

        "Dividend Equivalent Rights" means Awards granted pursuant to Section 5.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

        "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

        "Performance Share Award" means Awards granted pursuant to Section 9.

        "Restricted Stock Award" means Awards granted pursuant to Section 7.

        "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

        "Unrestricted Stock Award" means any Award granted pursuant to
Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
           PARTICIPANTS AND DETERMINE AWARDS

        (A) Committee. The Plan shall be administered by either the Board or a committee of the Board consisting of not less than two Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

        (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority;

            (i) to select the individuals to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and or any combination of the foregoing, granted to any one or more participants;

            (iii) to determine the number of shares of Stock to be covered by any Award;

            (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

            (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

            (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

        (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior notions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 800,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options:
(i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the differences between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options. In the event Stock Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Administrator, to exercise all non-vested Stock Options, subject to the consummation of the Transaction.

     (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

     Participants in the Plan will be such Independent Directors, full or part-time officers and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. DIVIDEND EQUIVALENT RIGHTS

     A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights credited to a participant may be paid currently or may be deemed to be reinvested in additional shares of Stock. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

SECTION 6. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after February 24, 2007.

     (a) Stock Options Granted to Key Employees. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable;

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any percent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the terms of such option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.

     The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (A) In cash, by certified or bank check or other instrument acceptable to the Administrator.

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

               (D) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

     Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company or the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of

     Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Reload Options. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 6(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) Stock Options Granted to Independent Directors.

         (i) Automatic Grant of Options.

             (A) Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1997 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire a fixed number of shares of Stock within a range which, in the case of freestanding Option Awards, shall be between 4,000 and 8,000 shares and, in the case of Option Awards granted in tandem with Dividend Equivalent Rights, shall be between 2,000 and 4,000 shares. The specific number of shares will be determined by the Board based upon the Company's overall performance during the preceding year and, once determined, will apply to all Independent Directors in that year.

             (B) The exercise price per share for the Stock covered by a Stock Option granted under this Section 6(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

             (C) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors.

         (ii) Exercise; Termination

             (A) Except as provided in Section 15, an Option granted under
         Section 6(c) shall be exercisable after the first anniversary of the grant date. An Option issued under this Section 6(c) shall not be exercisable after the expiration of ten years from the date of grant.

             (B) Options granted under this Section 6(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
         Section 6(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (d) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may permit the optionee to transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 7. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

     (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, from the participant or the participant's legal representative.

     (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment or pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator at any time, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall either be subject to the Company's right of repurchase as provided in Section 7(c) above.

        (e) Waiver Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8. UNRESTRICTED STOCK AWARDS

        (a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant or sell (at a purchase price determined by the Administrator, but in no event less than 90% of the Fair Market Value on the date of grant or sale) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

        (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. At the discretion of the Administrator, upon the request of a participant and with the consent of the Administrator, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

        (c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9. PERFORMANCE SHARE AWARDS

        (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in a written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

     (c) Termination. Except as may otherwise be provided by the Administrator at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

     (d) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10. INTENTIONALLY OMITTED

SECTION 11. TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 14. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 15:

     (a) Each outstanding Stock Option shall automatically become fully exercisable unless the Administrator shall otherwise expressly provide at the time of grant.

     (b) Each Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator in connection with such Award.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) an "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either
     (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

          (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

          (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon the affirmative vote of a majority of votes cast with a quorum present at a meeting of stockholders, provided that the total votes cast with respect to the approval of the Plan represent over 50% in interest of all securities entitled to vote thereon. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18. GOVERNING LAW

     This Plan shall be governed by Maryland law except to the extent such law is preempted by federal law.

DATE APPROVED BY BOARD OF DIRECTORS: February 24, 1997

DATE APPROVED BY STOCKHOLDERS:

                               TRINET CORPORATE REALTY TRUST, INC.

                  Four Embarcadero Center, Suite 3150, San Francisco, CA 94111
  P                                  Proxy for Common Stock
                        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  R
            The undersigned appoints Robert W. Holman, Jr., Mark S. Whiting and
            A. William Stein, and each of them, proxies with full power of
  O substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of TriNet Corporate Realty Trust, Inc., to be held at the Park Hyatt Hotel, San Francisco, California,
  X on Wednesday, May 28, 1997 at 9:00 a.m. and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments thereof. The
  Y undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1996 Annual Report to Stockholders.


                           (Continued on Other Side)

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                   FOR    WITHHELD
1.  Election of                      To elect two Class I directors to hold
    Directors      [_]      [_]      office until the 2000 Annual Meeting
                                     of Stockholders and until their successors are duly elected and qualified.

FOR, except vote withheld from       Nominees:
the following nominee(s):
                                     Robert S. Morris
                                     Mark S. Whiting
___________________________________


2.  To approve the TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive
    Plan.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN

3. To ratify the selection of Coopers & Lybrand L.L.P., as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

4. To consider and to act upon any matters incidental to the foregoing or any matters which may properly come before the meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO ITEMS 1, 2 AND 3, THE UNDERSIGNED'S VOTES WILL BE CAST IN FAVOR OF SUCH MATTERS. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)_______________________________________________________ DATE________

SIGNATURE(S)_______________________________________________________ DATE________
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

________________________________________________________________________________